Exhibit 99.1

FOR IMMEDIATE RELEASE

April 13, 2011

FDIC Lifts Consent Order for Congaree State Bank

Cayce, SC - Congaree Bancshares, Inc. the holding company for Congaree State Bank, received notification from the Bank’s primary regulators that the Consent Order has been lifted.  The Bank’s board of directors entered into the formal agreement with the FDIC and the South Carolina State Board of Financial Institutions on May 14, 2010.

“While we still have certain financial and regulatory hurdles to achieve, this announcement provides a clear indication of the progress that Congaree State Bank has made,” states Charlie Kirby, President and Chief Executive Officer of Congaree State Bank.  “Since last May, we have worked very hard and very expediently to meet the requirements of the Consent Order. I am extremely pleased that the bank has achieved this accomplishment in such a short period of time. It typically takes at least two years to reach this goal and we have accomplished this in ten months. ”

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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FOR MORE INFORMATION CALL:

Julie Coyle, Director of Marketing

Congaree State Bank

803.794.2265 x122

803.960.1755 cell

juliecoyle@congareestatebank.com